BASE PERIOD RETURN =  Ending value - beginning value
                      ------------------------------
                                Beginning value

                   =    1,000829       -       1.00
                      ------------------------------
                                   1.00

                   =         0.000829

                   =          0.0829%



CURRENT YIELD      =  Base period return x 365/7

                   =       0.000829        X 52.1428571

                   =      0.04322643

                   =             4.3226%



EFFECTIVE YIELD    =  (Base period return + 1)        -1
                      ------------------------------
                                  365/7

                   =         0.000829      +1         -1
                      ------------------------------
                                  365/7

                   =          1.000829                -1
                      ------------------------------
                                  365/7

                   =          1.04415560              -1

                   =          0.04415560

                   =               4.42%